As filed with the Securities and Exchange Commission on April 26, 2024
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ICON PUBLIC LIMITED COMPANY (Exact name of registrant as specified in its charter)	ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY (Exact name of registrant as specified in its charter)
Ireland (State or other jurisdiction of incorporation or organization)	Ireland (State or other jurisdiction of incorporation or organization)

98-1067160 (I.R.S. Employer Identification Number)	Not Applicable (I.R.S. Employer Identification Number)

South County Business Park, Leopardstown Dublin 18, D18 X5R3 Ireland +353 1 291 2000 (Address and telephone number of Registrant’s principal executive offices)	South County Business Park, Leopardstown Dublin 18, D18 X5R3 Ireland +353 1 291 2000 (Address and telephone number of Registrant’s principal executive offices)
Brendan Brennan, Chief Financial Officer
South Country Business Park
Leopardstown
Dublin 18, D18 X5R3
Ireland
+353 1 291 2000
(Name, address, and telephone number of agent for service)
(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS ON THE FOLLOWING PAGE)
Please send copies of all communications to:
Helene R. Banks, Esq. Adam M. Dworkin, Esq. C. Anthony Wolfe, Esq. Cahill Gordon & Reindel LLP 32 Old Slip New York, NY 10005 +1 (212) 701-3000	Berni Hosty Séamus Ó Cróinín A&L Goodbody LLP 3 Dublin Landings, North Wall Quay Dublin 1, D01 C4E0 Ireland +353 1 649 2000
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effectiveness of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company  ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

TABLE OF CO-REGISTRANTS
Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices
ICON Luxembourg S.à r.l.	Luxembourg	98-0598804	61, rue de Rollingergrund, L-2440 Luxembourg, Grand Duchy of Luxembourg, +353-1-2912000
PRA Health Sciences, Inc.	Delaware, United States	46-3640387	4131 Park Lake Ave, STE 600, Raleigh, NC 27612 +1 919 376 7445
ICON Clinical Research Limited	Ireland	98-0672629	South County Business Park, Leopardstown, Dublin 18, Ireland, +353-1-2912000
ICON Global Treasury Unlimited Company	Ireland	98-1667520	South County Business Park, Leopardstown, Dublin 18, Ireland, +353-1-291-2000
ICON US Holdings Inc.	Delaware, United States	46-4107070	731 Arbor Way, Suite 100, Blue Bell, PA 19422, +1 (215) 616-3000
ICON Holdings Unlimited Company	Ireland	N/A	South County Business Park, Leopardstown, Dublin 18, Ireland, +353-1-291-2000
DOCS Resourcing Limited	Ireland	98-1088246	South County Business Park, Leopardstown, Dublin 18, Ireland, +353-1-291-2000
ICON Clinical International Unlimited Company	Ireland	N/A	South County Business Park, Leopardstown, Dublin 18, Ireland, +353-1-291-2000
ICON Clinical Research Property Development (Ireland) Limited	Ireland	N/A	South County Business Park, Leopardstown, Dublin 18, Ireland, +353-1-291-2000
Accellacare Limited	Ireland	98-1685324	South County Business Park, Leopardstown, Dublin 18, Ireland, +353-1-291-2000
ICON Operational Holdings Unlimited Company	Ireland	N/A	South County Business Park, Leopardstown, Dublin 18, Ireland, +353-1-291-2000
ICON Operational Financing Unlimited Company	Ireland	N/A	South County Business Park, Leopardstown, Dublin 18, Ireland, +353-1-291-2000
ICON Investments Four Unlimited Company	Ireland	N/A	South County Business Park, Leopardstown, Dublin 18, Ireland, +353-1-291-2000
ICON Clinical Global Holdings Unlimited Company	Ireland	N/A	South County Business Park, Leopardstown, Dublin 18, Ireland, +353-1-291-2000
Beacon Bioscience, Inc.	Delaware, United States	23-3061410	731 Arbor Way, Suite 100, Blue Bell, PA 19422, +1 (215) 616-3000
ICON Clinical Research LLC	Delaware, United States	23-2689156	731 Arbor Way, Suite 100, Blue Bell, PA 19422, +1 (215) 616-3000
ICON Laboratory Services, Inc.	Delaware, United States	11-3158459	123 Smith Street Suffolk County Farmingdale, NY 11735 +1 631-306-9898
PriceSpective LLC	Delaware, United States	04-3774463	731 Arbor Way, Suite 100, Blue Bell, PA 19422, +1 (215) 616-3000
ICON Early Phase Services, LLC	Texas, United States	74-2669620	8307 Gault Lane San Antonio, TX 78209-1015 +1 210-283-4500

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices
MolecularMD Corp.	Delaware, United States	20-3829030	731 Arbor Way, Suite 100, Blue Bell, PA 19422 +1 215-616-3000
DOCS Global, Inc.	New Jersey, United States	22-3361327	731 Arbor Way, Suite 100, Blue Bell, PA 19422 +1 224-727-4000
Accellacare US Inc.	North Carolina, United States	56-1246670	1901 S. Hawthorne Road, Suite 306 Winston-Salem, NC 27103 +1 336-768-8062
Clinical Resource Network, LLC	Illinois, United States	N/A	3 Parkway North Suite 200, Deerfield, IL, 60015, +1 224-727-4000
CRN Holdings, LLC	Delaware, United States	26-0236534	3 Parkway North Suite 200, Deerfield, IL, 60015, +1 224-727-4000
ReSearch Pharmaceutical Services, Inc.	Delaware, United States	20-4322769	731 Arbor Way, Suite 100, Blue Bell, PA 19422 +1 215-616-3000
Source Healthcare Analytics, LLC	Delaware, United States	45-4094520	731 Arbor Way, Suite 100, Blue Bell, PA 19422, +1 (215) 616-3000
Symphony Health Solutions Corporation	Delaware, United States	45-5298493	731 Arbor Way, Suite 100, Blue Bell, PA 19422 +1 215-616-3000
Pharmaceutical Research Associates, Inc.	Virginia, United States	54-1204111	4131 Park Lake Ave, STE 600, Raleigh, NC 27612 +1 919 376 7445
PRA Holdings, Inc.	Delaware, United States	26-0566203	4131 Park Lake Ave, STE 600, Raleigh, NC 27612 +1 919 376 7445
PRA International, LLC	Delaware, United States	54-2040171	4131 Park Lake Ave, STE 600, Raleigh, NC 27612 +1 919 376 7445
RPS Global Holdings, LLC	Delaware, United States	46-3640463	4131 Park Lake Ave, STE 600, Raleigh, NC 27612 +1 919 376 7445
RPS Parent Holding LLC	Delaware, United States	38-3870073	4131 Park Lake Ave, STE 600, Raleigh, NC 27612 +1 919 376 7445
Roy RPS Holdings LLC	Delaware, United States	27-4471932	4131 Park Lake Ave, STE 600, Raleigh, NC 27612 +1 919 376 7445
ICON Clinical Investments, LLC	Delaware, United States	88-4182171	731 Arbor Way, Suite 100, Blue Bell, PA 19422 +1 215-616-3000
ICON Holdings Clinical Research International Limited	Ireland	N/A	South County Business Park, Leopardstown, Dublin 18, Ireland, +353-1-291-2000
ICON Clinical Research Property Holdings (Ireland) Limited	Ireland	N/A	South County Business Park, Leopardstown, Dublin 18, Ireland, +353-1-291-2000
ICON Clinical Research Holdings (Ireland) Unlimited Company	Ireland	N/A	South County Business Park, Leopardstown, Dublin 18, Ireland, +353-1-291-2000
ICON Government and Public Health Solutions, Inc.	Virginia, United States	54-1716562	731 Arbor Way, Suite 100 Blue Bell PA 19422, +1 215-616-3000

PROSPECTUS

ICON Investments Six Designated Activity Company

Debt Securities

We may offer debt securities from time to time in one or more series through this prospectus. The debt securities will be issued by one of our subsidiaries, ICON Investments Six Designated Activity Company, a designated activity company in Ireland (“ICON Six”). Any debt securities issued through ICON Six will be fully and unconditionally guaranteed by ICON public limited company, a public limited company in Ireland (“ICON”), and may or may not be guaranteed by one or more of the subsidiaries of ICON.
Each time we offer and sell debt securities, we will provide the specific terms of the debt securities we offer in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and any related prospectus supplement or free writing prospectus carefully before you make a decision to invest. Our debt securities may be denominated in U.S. dollars or in any other currencies, currency units or composite currencies as we may designate.
We may offer these debt securities through underwriters, dealers, agents or directly to purchasers. If any underwriters, dealers or agents are involved in the sale of any of the debt securities, the accompanying prospectus supplement or free writing prospectus will set forth the names of any underwriters or agents and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. The prospectus supplement or free writing prospectus will also set forth the proceeds we will receive from any sale of debt securities. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such debt securities.
INVESTING IN OUR DEBT SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE MAKING A DECISION TO INVEST IN OUR DEBT SECURITIES.
Our common stock is listed on the Nasdaq Global Market under the symbol “ICLR”.
Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement or free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 26, 2024.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents. We are not making an offer of these securities in any state or other jurisdiction where the offer or sale is not permitted.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on April 26, 2024 using a “shelf” registration process. Under this shelf registration process, from time to time, we may offer and sell any combination of the debt securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the debt securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement, attached to the front of this prospectus, that will contain specific information about the terms of that offering and the offered debt securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The terms in such prospectus supplement or free writing prospectus may vary from the terms described in this prospectus. As a result, the summary description of the debt securities in this prospectus is subject to, and qualified by reference to, the descriptions of the particular terms of any debt securities contained in any related prospectus supplement. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any related prospectus supplement or free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” prior to purchasing any of the debt securities offered by this prospectus. However, if there are any inconsistencies between the information contained herein and the information contained in an accompanying prospectus supplement or free writing prospectus, the information in the prospectus supplement or free writing prospectus, as applicable, shall prevail.
This prospectus is not a prospectus for the purposes of the Irish Companies Act 2014 (as amended), the EU Prospectus Regulation (EU) 2017/1129, the European Union (Prospectus) Regulations 2019 of Ireland (as amended) or the Central Bank (Investment Market Conduct) Rules 2019 of Ireland and the Central Bank of Ireland has not approved this prospectus.
Any investment in the debt securities does not have the status of a bank deposit in Ireland and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland. Icon Six is not regulated by the Central Bank of Ireland by virtue of the issue of debt securities.
When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus that we authorize to be delivered to you. Neither we, nor any underwriters, dealers or agents, have authorized anyone to provide you with different information or make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or behalf of us which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should not assume that the information in this prospectus, any prospectus supplement, free writing prospectus or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of those documents, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus, any prospectus supplement or any applicable free writing prospectus and the documents incorporated by reference into this prospectus use certain brand names, trademarks and service marks of ICON. We do not intend our use or display of other trade names, trademarks or service marks to imply relationships with, or endorsement of us by, any other company or its goods or services.
As used in this prospectus, “ICON plc”, “ICON”, “ICON Group”, the “Company” and “we”, “our” or “us” refer to ICON public limited company, and its consolidated subsidiaries, unless the context requires otherwise. Any debt securities issued through ICON Six will be fully and unconditionally guaranteed by ICON, and may or may not be guaranteed by one or more of the subsidiaries of ICON. The term “parent guarantor” refers to ICON in its capacity as a guarantor of the debt securities issued by ICON Six. The term “subsidiary guarantors” refers to one or more of the subsidiaries who may provide additional guarantees of a particular series of debt securities as indicated in the applicable prospectus supplement or free writing prospectus. The term “guarantors” refers to the parent guarantor and the subsidiary guarantors.

RISK FACTORS
Investing in our debt securities pursuant to this prospectus and the applicable prospectus supplement or free writing prospectus involves certain risks. You should carefully read and consider the risks described in the section entitled “Risk Factors” on pages 3 through 21 of our 2023 20-F, which is incorporated by reference in this prospectus, any risk factors described in or incorporated by reference in the applicable prospectus supplement, any free writing prospectuses or similar sections in subsequent filings incorporated by reference in this prospectus, for a discussion of certain factors you should consider before making a decision to invest in our debt securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. The risks and uncertainties described above are not the only risks and uncertainties that we face and are not presented in any particular order of importance. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occur, our business, financial condition, results of operations and liquidity would suffer and it could result in a partial or complete loss of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included in our most recent 2023 20-F.

WHERE YOU CAN FIND MORE INFORMATION
ICON is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with those requirements, files annual reports and other information with the SEC. However, as a foreign private issuer, ICON and its shareholders are exempt from some of the Exchange Act reporting requirements. The reporting requirements that do not apply to ICON or its shareholders include proxy solicitations rules, the short-swing insider profit disclosure rules of Section 16 of the Exchange Act with respect to ICON’s shares and the rules regarding the furnishing of quarterly reports to the SEC, which are required to be furnished only if required or otherwise provided in our home country domicile.
We file annual reports and other information with the SEC. You may obtain documents we file with the SEC through the SEC’s EDGAR electronic filing system on the SEC’s website, at http://www.sec.gov. The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.
Our website address is https:///www.iconplc.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
Other documents establishing the terms of the offered debt securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file or furnish later with the SEC and that is incorporated by reference will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.
Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We hereby incorporate by reference the following documents:
•	Annual Report on Form 20-F for the year ended December 31, 2023 (File No. 333-08704) (the “2023 20-F”); and
•	Form 6-K furnished to the SEC on April 3, 2024 and April 25, 2024;
We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and prior to the time we sell all of the debt securities described in this prospectus, and any future reports on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.
You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone from us at the following address: ICON plc, South County Business Park, Leopardstown, Dublin 18, Republic of Ireland, Attention: FAO Group Treasurer. The contact telephone number of this office is +353 1 2912000.

ICON PLC
ICON public limited company is a clinical research organization, founded in Dublin, Ireland in 1990. For over thirty years we have grown significantly to become a leading global provider of outsourced development and services to pharmaceutical, biotechnology, medical device and government and public health organizations. Our mission is to improve the lives of patients by accelerating the development of our customers’ drugs and devices through innovative solutions.
Our service offering includes clinical development, functional outsourcing and laboratory services. Our clinical development services include all phases of development (Phases I-IV), peri and post approval, data solutions and site and patient access services. Our laboratory services include a range of high value testing services, including bionanalytical, biomarker, vaccine, good manufacturing practice and central laboratory services. We also offer full-service and functional service partnerships to our customers.
We are incorporated in Ireland and our principal executive office is located at: South County Business Park, Leopardstown, Dublin 18, Republic of Ireland. The contact telephone number of this office is +353 1 2912000.
You can find a more detailed description of ICON’s business and recent transactions in the 2023 20-F, which is incorporated by reference into this prospectus, as well as any subsequent filings incorporated by reference into this prospectus. See “Incorporation of Certain Documents by Reference.”
ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY
ICON Six is a newly incorporated special purpose finance subsidiary of ICON organized in Ireland, conducts no independent operations of its own and holds only cash and intercompany assets and liabilities of the Group.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus may contain forward- looking statements. Forward-looking statements give the ICON Group’s current expectations or forecasts of future events. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, dividend payments and financial results. You should not place undue reliance on these statements as no assurance can be given that any particular expectation or forecast will be met. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements and, except as may be required by applicable legal or regulatory obligations, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Statements included herein which are not historical facts are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Forward-looking statements may be identified by the use of future tense or other forward looking words such as “believe”, “expect”, “anticipate”, “should”, “may”, “strategy”, or other variations or comparable terminology. The forward looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, our results could be materially adversely affected. The risks and uncertainties include, but are not limited to, dependence on the pharmaceutical industry and certain clients, the need to regularly win projects and then to execute them efficiently and correctly, the challenges presented by rapid growth, competition and the continuing consolidation of the industry, the dependence on certain key executives, changes in the regulatory environment, exchange rate fluctuations, inflation and rising labor costs, and other factors identified in the Company’s United States Securities and Exchange Commission filings and in the section entitled “Risk Factors” on pages 3 through 21 of our 2023 20-F. The Company has no obligation under the PSLRA to update any forward looking statements and does not intend to do so.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus, other than as noted otherwise in this section. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to those debt securities, will be described in the related prospectus supplement at the time of the offer.
The debt securities of ICON Six covered by this prospectus will be ICON Six’s unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations. The debt securities of ICON Six will be fully and unconditionally guaranteed by ICON (the “parent guarantee”). ICON Six will issue senior debt securities fully and unconditionally guaranteed by ICON on a senior unsecured (unless otherwise expressly stated in the applicable prospectus supplement) basis under an indenture among ICON Six, as issuer, ICON, as parent guarantor, and Citibank, N.A., as trustee or another trustee identified in the applicable prospectus supplement. The debt securities may have the benefit of guarantees by one or more of ICON’s subsidiaries (each, a “subsidiary guarantee” and, together with the parent guarantee, the “guarantees”). The subsidiary guarantees will be unsubordinated and, unless expressly stated in the applicable prospectus supplement, unsecured obligations of the respective subsidiary guarantors.
If so indicated in the applicable prospectus supplement, ICON Six may issue debt securities that benefit from subsidiary guarantees (the “guaranteed debt securities”), are secured by specified collateral and/or have the benefit of one or more guarantees that are secured by specified collateral. Unless otherwise stated or the context otherwise requires, as used in this section, the term “secured debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, are secured by collateral; the term “unsecured debt securities” means any debt securities that are not secured debt securities; and the term “debt securities” includes both unsecured debt securities and secured debt securities.
We have summarized material provisions of the indenture, the debt securities and the guarantees below. This summary is not complete and is qualified in its entirety by reference to the indenture.
In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “ICON” mean ICON public limited company only and all references to “ICON Six” mean ICON Six only.
General. The indenture will not limit the amount of debt securities that may be issued thereunder, nor will it limit the amount of other debt or securities that ICON Six, ICON or any subsidiary may issue. ICON Six may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance.
ICON conducts substantially all its operations through subsidiaries, and those subsidiaries generate substantially all its operating income and cash flow. As a result, distributions or advances from the subsidiaries of ICON, repayment or refinancing of intra-group lending and interest flows are the principal source of funds necessary to meet the debt service obligations of ICON. Contractual provisions or laws, as well as the subsidiaries’ financial condition and operating requirements, may limit the ability of ICON to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under the debt securities and its guarantee of ICON Six’s debt securities, respectively. In addition, holders of the debt securities and ICON’s related guarantee will have a junior position to the claims of creditors of the subsidiaries of ICON (other than ICON Six and, with respect to guaranteed debt securities, any subsidiary guarantor) on their assets and earnings.
The indenture will not contain any covenants or other provisions designed to protect holders of the debt securities in the event ICON, ICON Six or any subsidiary participates in a highly leveraged transaction or upon a change of control. The indenture also will not contain provisions that give holders the right to require ICON Six to repurchase its securities in the event of a decline in ICON’s credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.
Terms. The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	any stock exchange on which debt securities will be listed;
•	the title of the debt securities;

•	the total principal amount of the debt securities of the series offered and any limit on the future issuance of additional securities of that series;
•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;
•	the date or dates on which the principal of and any premium on the debt securities will be payable;
•	any interest rate, which may be fixed or variable, the date from which interest will accrue, interest payment dates and record dates for interest payments;
•	any right to extend or defer the interest payment periods and the duration of the extension;
•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;
•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;
•	the place or places where payments on the debt securities will be payable;
•	any provisions for optional redemption or early repayment, including conditions precedent for such optional redemption;
•	any provisions that would require the redemption, repurchase or repayment of debt securities;
•	whether payments on the debt securities will be payable in currency or currency units or another form and whether payments will be payable by reference to any index or formula;
•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;
•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;
•	any changes or additions to the events of default or covenants described in this prospectus;
•	any restrictions or other provisions relating to the transfer or exchange of debt securities;
•	any terms for the mandatory or optional conversion or exchange of the debt securities;
•	the currency of payment and the denominations in which the debt securities will be issuable;
•	whether the debt securities will be guaranteed by any subsidiary guarantors and, if so, the names of the subsidiary guarantors of the series and a description of the subsidiary guarantees;
•
if the debt securities or, if applicable, any guarantees of those debt securities, will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements; and

•	any other terms of the debt securities not inconsistent with the indenture.
ICON Six may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates.
If material to a particular series of securities and not already described in this prospectus, we will describe in the prospectus supplement the restrictions, elections, specific terms and other information relating to those debt securities.
The Prospectus Supplement will include a discussion of certain Irish and, if applicable, U.S. federal income tax considerations.

Consolidation, Merger and Sale of Assets. The indenture will provide that ICON will not (1) consolidate with or merge or amalgamate with or into another person (whether or not ICON is the surviving person), or (2) directly or indirectly, sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its and its subsidiaries’ assets taken as a whole, in one or more related transactions, to another person, unless:
•
either: (a) ICON is the surviving person; or (b) the person formed by or surviving any such consolidation, amalgamation or merger (if other than ICON) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia, Luxembourg or Ireland;

•
the person formed by or surviving any such consolidation, amalgamation or merger (if other than ICON) or the person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of ICON under its guarantee;

•	immediately after such transaction, no event of default exists; and
•
if applicable, to the extent any assets of the person which is merged, consolidated or amalgamated with or into ICON are assets of the type which would constitute collateral with respect to secured debt securities, ICON or the surviving person, as applicable, will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the liens on the collateral with respect to secured debt securities in the manner and to the extent required in the indenture and the related security documents and shall take all reasonably necessary action so that such lien is perfected to the extent required by the applicable security documents.

In the event that any person shall become the owner of 100% of the voting stock of ICON, such person may, but is not obligated to, assume the performance of ICON’s covenants and obligations under the indenture as a guarantor for the debt securities of ICON Six (a “Voluntary Assumption”).
The indenture will also provide that ICON Six shall not consolidate or merge with or into another person (whether or not ICON Six is the surviving person) unless:
•
either: (a) ICON Six is the surviving person; or (b) the person formed by or surviving any such consolidation or merger (if other than ICON Six) is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia, Luxembourg, Ireland or a country that is a member of the Organization for Economic Cooperation and Development (or any successor); and, if such person is not a corporation, a co-obligor of the debt securities is a corporation organized or existing under any such laws;

•
the person formed by or surviving any such consolidation or merger (if other than ICON Six) or the person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of ICON Six under the debt securities and the indenture;

•	immediately after such transaction, no event of default exists; and
•
if applicable, to the extent any assets of the person which is merged, consolidated or amalgamated with or into ICON Six are assets of the type which would constitute collateral with respect to secured debt securities, ICON Six or the surviving person, as applicable, will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the liens on the collateral with respect to the secured debt securities in the manner and to the extent required in the indenture or the related security documents and shall take all reasonably necessary action so that such lien is perfected to the extent required by the applicable security documents.

This covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets that is between or among ICON and its subsidiaries. The third bullet of the first paragraph of this covenant will not apply to any merger, amalgamation or consolidation of ICON with or into one of its subsidiaries for any purposes or with or into an affiliate solely for the purpose of reincorporating ICON in another jurisdiction. The third paragraph of this covenant will not apply to any merger or consolidation of ICON Six (1) with or into one of ICON’s subsidiaries for any purpose so long as the surviving person becomes a primary obligor of the debt securities or (2) with or into an affiliate solely for the purpose of reorganizing ICON Six in another jurisdiction so long as the surviving person becomes a primary obligor of the debt securities; provided, however, if such person is not a corporation, a co-obligor of the debt securities is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia, Luxembourg, Ireland or a country that is a member of the Organization for Economic Cooperation and Development (or any successor).
The person formed by or surviving any such Voluntary Assumption, consolidation, amalgamation or merger (if other than ICON or ICON Six) or the person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made will be the successor to ICON or ICON Six and shall succeed to, and be substituted for, and may exercise every right and power of, ICON or ICON Six, as the case may be, under the indenture, and ICON or ICON Six, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the debt securities.
Additional Covenants. We may be subject to additional covenants, including restrictive covenants in respect of a particular series of debt securities. Such additional covenants will be set forth in the applicable prospectus supplement and, to the extent necessary, in the supplemental indenture or board resolution relating to that series of debt securities.
Events of Default. Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:
•	failure to pay interest on that series of debt securities for 30 days when due;
•	failure to pay principal of or any premium on that series of debt securities when due;
•
failure to comply with any covenant or agreement in that series of debt securities for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series voting as a single class issued under the indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of ICON or ICON Six; and
•	any other event of default provided for that series of debt securities in the applicable prospectus supplement.
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default may in some cases rescind this accelerated payment requirement.
A holder of a debt security of any series issued under the indenture may pursue any remedy thereunder only if:
•	the holder gives the trustee written notice of a continuing event of default for that series;
•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;
•	the holders offer to the trustee indemnity satisfactory to the trustee;
•	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and
•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.
This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of:
•	conducting any proceeding for any remedy available to the trustee; and
•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.
The indenture will require ICON Six to file each year with the trustee a written statement as to their compliance with the covenants contained in the indenture.
Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, the indenture with respect to any series of debt securities may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of such series so amended or supplemented voting as a single class. Without the consent of each holder of the applicable debt securities so affected, however, no modification may:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the principal of or change the fixed maturity of any debt securities or alter or waive any of the provisions with respect to the payment of any additional amounts;
•	reduce the rate of or change the time for payment of interest on the debt security;
•
waive a default or event of default in the payment of principal of, premium on, if any, or interest on, the debt securities of any series (except a rescission of acceleration of such debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•	make any debt security payable in money other than as originally stated in such debt security;
•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security; or
•	make any change in the preceding provisions.
Unless otherwise specified in the applicable prospectus supplement, the indenture may be amended or supplemented or any provision of the indenture may be waived without the consent of any holders of debt securities issued under the indenture in certain circumstances, including:
•	to cure any ambiguity, omission, mistake, defect or inconsistency;
•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities; (provided that the uncertificated debt securities are issued in a registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (“the Code”);

•
to provide for the assumption of ICON Six or ICON’s obligations to holders of debt securities of such series in the case of a merger or consolidation or sale of all or substantially all of ICON Six or ICON's assets, as applicable;

•
to effect the release of any subsidiary guarantor from its guarantee in respect of such series of debt securities and the termination of such guarantee, all in accordance with the provisions of the indenture governing such release and termination;

•	add any subsidiary guarantor or to provide for collateral to secure the debt securities of any series or any guarantee in respect of the debt securities of any series;
•
to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not materially adversely affect the legal rights under the indenture of any holder of debt securities;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•
to change or eliminate any of the provisions of the indenture with respect to any series of debt securities, provided that any such change or elimination shall not become effective with respect to any outstanding debt securities of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities as permitted by the indenture;
•
to provide for the issuance of additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture;

•
to evidence and provide for the acceptance and appointment by a successor trustee or collateral trustee with respect to the debt securities of a series and to add to or change any of the provisions of the indenture with respect to such series as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee;

•
to add additional co-issuers (to the extent such entities are organized under the laws of the United States, any state of the United States or the District of Columbia, Luxembourg or Ireland) with respect to the debt securities in accordance with the limitations set forth in the indenture; and

•	to add parallel debt or other foreign law provisions that ICON Six determines are necessary or advisable with respect to the jurisdiction of organization or incorporation of any guarantor.
The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to debt securities of such series. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.
Defeasance. When we use the term “defeasance”, we mean discharge from some or all of our obligations under the indenture. If any combination of funds or government securities that are deposited with the trustee under the indenture are sufficient, in the opinion of an independent firm of certified public accountants, to make payments on the debt securities of a series issued under the indenture on the dates those payments are due and payable, then, at the option of ICON Six, either of the following will occur:
•
each of ICON, ICON Six and any subsidiary guarantors will be discharged from its or their obligations with respect to the debt securities of that series and, if applicable, the related guarantees (“legal defeasance”); or

•
each of ICON, ICON Six and any subsidiary guarantors will no longer have any obligation to comply with the merger covenant and other specified covenants under the indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of ICON Six to pay principal, premium and interest on the debt securities and, if applicable, ICON and any subsidiary guarantor’s guarantee of the payments will also survive.
Unless we inform you otherwise in the applicable prospectus supplement or unless such defeasance occurs within one year of when the securities would be due and payable or called for redemption, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the beneficial owners of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes in a manner different than it would have done absent the defeasance. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
Governing Law. New York law will govern the indenture and the debt securities (including any guarantees).
Trustee. Citibank, N.A. or another trustee we identify in the applicable prospectus supplement, will be the trustee under the indenture. The address of Citibank, N.A. is 388 Greenwich Street, New York, New York,

10013. ICON Six may appoint another trustee or a substitute trustee under the indenture or appoint an entity qualified under the Trust Indenture Act of 1939 to serve as trustee under the indenture. Citibank, N.A., and its affiliates perform certain commercial banking services for us for which they receive customary fees and are lenders under various outstanding credit facilities of subsidiaries of ICON.
If an event of default occurs under the indenture and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities issued under the indenture only after those holders have offered the trustee indemnity satisfactory to it.
The indenture will contain limitations on the right of the trustee, if it becomes a creditor of ICON, ICON Six or any subsidiary guarantor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with ICON, ICON Six and any subsidiary guarantor. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.
Form, Exchange, Registration and Transfer. The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.
Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent ICON Six designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the indenture are met.
The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents ICON Six initially designates, ICON Six may at any time rescind that designation or approve a change in the location through which any transfer agent acts. ICON Six is required to maintain an office or agency for transfers and exchanges in each place of payment. ICON Six may at any time designate additional transfer agents for any series of debt securities.
In the case of any redemption, ICON Six will not be required to register the transfer or exchange of:
•
any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.
For purposes of the indenture, unless we inform you otherwise in the applicable prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York; London, England; or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.
Payment and Paying Agents. Unless we inform you otherwise in the applicable prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At the option of ICON Six however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
Unless we inform you otherwise in a prospectus supplement, the trustee will be designated as the paying agent. ICON Six may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
If the principal of or any premium or interest on or additional amounts with respect to debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.
Book-Entry Debt Securities. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the applicable prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the applicable prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.
Payment of Additional Amounts. All payments made by or on behalf of ICON Six or any guarantor under or with respect to any debt securities or any guarantee thereof will be made without withholding or deduction for, or on account of, any present or future taxes, levies, imposts, duties, assessments, withholdings or similar charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto (“Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which ICON Six or any guarantor (including any successor entity) is then incorporated, organized, engaged in business or resident for tax purposes or any political subdivision or governmental authority thereof or therein or (2) any jurisdiction from or through which payment is made by or on behalf of ICON Six or any guarantor (including any successor entity), including, without limitation, the jurisdiction of any paying agent, or any political subdivision or governmental authority thereof or therein (each of (1) and (2), a “Tax Jurisdiction”) will at any time be required to be made from any payments made by or on behalf of ICON Six or any guarantor under or with respect to the debt securities or any guarantee thereof, including, without limitation, payments of principal, redemption price, interest or premium, ICON Six or the relevant guarantor, as applicable, will pay such additional amounts (the “Additional Amounts”) to the applicable holder as may be necessary in order that the net amounts received in respect of such payments by the applicable beneficial owner of notes after such withholding or deduction by any applicable withholding agent will equal the amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, further, that no Additional Amounts will be payable with respect to:
(a)
any Taxes, to the extent such Taxes would not have been imposed but for the holder or the beneficial owner of the debt securities (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) being or having been a citizen or resident or national of, being or having been incorporated or organized or being or having been engaged in a trade or business in or having any other present or former connection with the relevant Tax Jurisdiction other than a connection arising solely as a result of the acquisition or holding of any debt securities, the exercise or enforcement of rights under any debt securities or the applicable indenture or any guarantee thereof or the receipt of any payment in respect of any debt securities or any guarantee thereof;

(b)
any Taxes, to the extent such Taxes were imposed as a result of the presentation of a debt security for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period);

(c)	any estate, inheritance, gift, wealth, sale, transfer, or similar Taxes;
(d)
any Taxes withheld or deducted as a result of the presentation of any debt security for payment by or on behalf of a holder of debt securities who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent designated by ICON Six under the indentures;

(e)	any Taxes imposed other than by deduction or withholding from payments made by or on behalf of ICON Six or any guarantor under or with respect to the debt securities or any guarantee thereof;
(f)
any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of the holder or beneficial owner of debt securities to accurately comply with a reasonable request from an applicable withholding agent to meet any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction, but in each case, only to the extent the holder or beneficial owner is legally eligible to comply with such requirements;
(g)
any Taxes imposed or withheld by reason of the failure of the holder or beneficial owner of the debt securities to comply with the requirements of Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), as of the applicable issue date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b) of the Code (or any amended or successor version described above) and any intergovernmental agreement, treaty, convention or similar agreement among governmental authorities (and related legislation, official regulations or other administrative guidance) implementing any of the foregoing;

(h)
any Taxes imposed on or with respect to any payment by or on behalf of ICON Six or any guarantor to the holder if such holder is a fiduciary, partnership, limited liability company or person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed had such beneficial owner been the holder;

(i)
any (i) Luxembourg withholding tax due under the so-called Luxembourg Relibi Law dated 23 December 2005 by the Grand-Duchy of Luxembourg or (ii) Luxembourg registration duties (droits d’enregistrement) payable due to a registration, submission or filing by any holder or beneficial owner of debt securities or any guarantee thereof, except if such registration, submission or filing is required to maintain, establish, enforce or preserve the rights of such holder or beneficial owner under such debt securities or guarantee thereof; or

(j)	any combination of clauses (a) through (i) above.
In addition to the foregoing, the ICON Six will also pay and indemnify the holder for any present or future stamp, court, documentary, intangible, recording, registration, filing or similar Taxes which are levied by any Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the debt securities, the applicable indenture, any guarantee of the debt securities or any other document referred to therein, or the receipt of any payments with respect thereto, or the enforcement of any debt securities or any guarantee thereof; provided solely in the case of any such Taxes imposed in respect of the receipt of any payment, that such Tax is not a tax described in clauses (a) through (j) above other than clause (e).
If ICON Six or any guarantor becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to any applicable series of debt securities or any guarantee thereof, ICON Six or the relevant guarantor, as the case may be, will deliver to the trustee (with a copy to the paying agent) on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case ICON Six or the relevant guarantor shall notify the trustee (with a copy to the paying agent) promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the paying agents to pay Additional Amounts on the relevant payment date. The trustee and the paying agent shall be entitled to rely on an Officer’s Certificate as conclusive proof that such payments are necessary. ICON Six or the relevant guarantor will provide the trustee (with a copy to the paying agent) with documentation reasonably satisfactory to the trustee evidencing the payment of Additional Amounts.
ICON Six or the relevant guarantor will make all withholdings and deductions (within the time period and in the minimum amount) required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. ICON Six or the relevant guarantor will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. Upon request, ICON Six or the relevant guarantor will furnish to the trustee (or to a holder upon request), within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by ICON Six or such guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the trustee) by such entity.

Whenever in each indenture, the debt securities or in this “Description of Debt Securities and Guarantees” there is mentioned, in any context, the payment of amounts based upon the principal amount of such debt securities or of principal, interest or of any other amount payable under, or with respect to, any of the debt securities or any guarantee thereof, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The above obligations will survive any termination, defeasance or discharge of any indenture and any transfer by a holder or beneficial owner of its debt securities, and will apply, mutatis mutandis, to any jurisdiction in which any successor person to ICON Six or any guarantor is incorporated, organized, engaged in business or resident for tax purposes, any jurisdiction from or through which payment is made by or on behalf of such person, and, in each case, any political subdivision or governmental authority thereof or therein.
Ranking. The unsecured debt securities will constitute senior unsecured, unsubordinated obligations of ICON Six and will rank equally with all of its unsecured and unsubordinated debt from time to time outstanding. The secured debt securities will constitute unsubordinated obligations of ICON Six and will rank equally in right of payment with all other unsecured and unsubordinated debt of ICON Six, except that the secured debt securities will effectively rank senior to unsecured and unsubordinated debt of ICON Six in respect of claims against the collateral that is pledged to secure those secured debt securities. The unsecured debt securities will be effectively subordinated to all of the existing and future secured indebtedness of ICON Six to the extent of the value of the collateral securing that indebtedness.
Guarantees of Debt Securities. ICON will fully and unconditionally guarantee on a senior unsecured (unless otherwise expressly stated in the applicable prospectus supplement) basis the full and prompt payment of the principal of, any premium and interest on, and any additional amounts which may be payable by ICON Six in respect of the debt securities issued by ICON Six when and as the payment becomes due and payable, whether at maturity or otherwise. The parent guarantee will provide that in the event of a default in the payment of principal of, any premium and interest on, and any additional amounts which may be payable by ICON Six in respect of a debt security, the holder of that debt security may institute legal proceedings directly against ICON to enforce the parent guarantee without first proceeding against the issuer. The parent guarantee will rank equally with all of ICON’s other unsecured and unsubordinated debt from time to time outstanding. The applicable prospectus supplement may provide that ICON will fully and unconditionally guarantee on a senior secured basis the full and prompt payment of the principal of, any premium and interest on, and any additional amounts which may be payable by ICON Six in respect of the debt securities issued by ICON Six when and as the payment becomes due and payable, whether at maturity or otherwise. Such parent guarantee will rank equally with all of ICON’s other unsubordinated and unsecured debt from time to time outstanding, except that such parent guarantee will rank effectively senior to ICON’s unsecured and unsubordinated debt from time to time outstanding in respect of claims against the collateral that is pledged to secure those secured debt securities.
The debt securities may have the benefit of guarantees by one or more subsidiary guarantors. The subsidiary guarantees will be unsubordinated and, unless expressly stated in the applicable prospectus supplement, unsecured obligations of the respective subsidiary guarantors. If ICON Six issues a series of guaranteed debt securities, the specific subsidiary guarantors and a description of some of the terms of the subsidiary guarantees of those debt securities will, in each case, be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of such guaranteed debt securities, each subsidiary guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of ICON Six’s other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture.
The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable subsidiary guarantees, which may include provisions that allow a subsidiary guarantor to be released from its obligations under its subsidiary guarantee under specified circumstances or that provide for one or more subsidiary guarantees to be secured by specified collateral.
Secured Debt Securities. The debt securities and the guarantees of the debt securities may be secured by collateral. The applicable prospectus supplement will describe any such collateral and the terms of such secured debt securities.

TAXATION
The applicable prospectus supplement will describe certain Irish and, if applicable, Luxembourg and U.S. federal income tax considerations relevant to a particular series of debt securities.

PLAN OF DISTRIBUTION
We may sell our debt securities in and outside the United States through agents, underwriters, dealers or directly to purchasers, through a combination of any of the foregoing or by any other method permitted pursuant to applicable law. Our agents may solicit offers to purchase the debt securities.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
SEC registration fee	$ (1)
Rating agency fees and expenses	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Blue Sky, qualification fees and expenses	$(2)
Transfer agent fees and expenses	$(2)
Trustee fees and expenses	$(2)
Miscellaneous	$(2)
Total	$(2)
(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL MATTERS
Certain legal matters with respect to United States and New York law will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York. Certain legal matters with respect to Irish law will be passed upon by A&L Goodbody LLP, our Irish counsel. If counsel for any underwriter, dealer or agent passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to the offering.
EXPERTS
The consolidated financial statements of ICON plc as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
ICON, ICON Six and certain of the subsidiary guarantors, if any, are organized and existing under the laws of countries other than the United States. In addition, certain of the directors and officers of these entities may reside outside of the United States and a significant portion of their assets may be located outside of the United States. As a result, it may be difficult for investors to effect service of process on ICON, ICON Six or any subsidiary guarantors or to enforce in the United States judgments obtained in U.S. courts against such entities or those persons based on the civil liability provisions of the U.S. securities laws or other laws. Uncertainty exists as to whether courts in certain countries other than the United States will enforce judgments obtained in other jurisdictions, including the United States, against the domestic companies or their directors or officers under the securities or other laws of those jurisdictions or entertain actions in those jurisdictions against such companies or their directors or officers under the securities or other laws of those jurisdictions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.	Indemnification of Directors and Officers
ICON
Article 141 of ICON’s articles of association provide that, subject to the provisions of, and so far as may be permitted by the Irish Companies Act, 2014, as amended (the “Irish Companies Act”) every director, managing director, secretary or other officer of ICON shall be entitled to be indemnified by ICON against all costs, charges, losses, expenses, and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as an officer or employee of ICON and in which judgment is given in his or her favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any proceedings or any application under the Act or under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the Court.
To the extent permitted by law, ICON’s directors may arrange insurance cover at the cost of ICON in respect of any liability, loss or expenditure incurred by any director or officer in relation to anything done or alleged to have been done or omitted to be done by him or her as director or officer.
ICON Six
Article 29 of ICON Six’s constitution provides that, subject to the provisions of the Irish Companies Act, every director, managing director, chief executive officer, secretary and other officer for the time being of the company shall be indemnified out of the assets of the company against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in relation to his or her acts or omissions while acting in such office, in which judgment is given in his or her favor or in which he or she is acquitted, or in connection with any proceedings or application referred to in, or under, Sections 233 or 234 of the Irish Companies Act in which relief is granted to him or her by the court.
The relevant provision of the Irish Companies Act is Section 235, which provides:
235. (1) Subject to the provisions of this section, the following provision shall be void, namely, any provision:
(a) purporting to exempt any officer of a company from; or
(b) purporting to indemnify such an officer against;
any liability which by virtue of any enactment or rule of law would otherwise attach to him or her in respect of any negligence, default, breach of duty or breach of trust of which he or she may be guilty in relation to the company.
(2) Subsection (1) applies whether the provision concerned is contained in the constitution of a company or a contract with a company or otherwise.
(3) Notwithstanding subsection (1), a company may, in pursuance of any such provision as is mentioned in that subsection, indemnify any officer of the company against any liability incurred by him or her—
(a) in defending proceedings, whether civil or criminal, in which judgment is given in his or her favour or in which he or she is acquitted; or
(b) in connection with any proceedings or application referred to in, or under, section 233 or 234 in which relief is granted to him or her by the court.
(4) Notwithstanding subsection (1), a company may purchase and maintain for any of its officers insurance in respect of any liability referred to in that subsection.

(5) Notwithstanding any provision contained in any enactment, the constitution of a company or otherwise, a director may be counted in the quorum and may vote on any resolution to purchase or maintain any insurance under which the director might benefit.
(6) For the avoidance of doubt, if—
(a) any business, trade or activity has been carried on by means of a company, or other body corporate, registered or formed under the laws of another country,
(b) the period for which that business, trade or activity was so carried on was not less than 12 months preceding the date on which this subsection falls to be applied,
(c) a provision of the kind referred to in subsection (1)(a) or (b) in relation to officers of the company or other body corporate was in being and valid under the laws of that country, and
(d) a private company limited by shares is formed and registered to carry on that business, trade or activity, then nothing in this section invalidates the operation of the provision referred to in paragraph (c) in respect of any negligence, default, breach of duty or breach of trust occurring before that private company limited by shares is formed and registered.
(7) Any directors’ and officers’ insurance purchased or maintained by a company before 6 April 2004 is as valid and effective as it would have been if this section had been in operation when that insurance was purchased or maintained.
(8) In this section—
(a) “officer” includes a statutory auditor,
(b) a reference to an officer includes a reference to any former or current officer of the company.

Item 9.	EXHIBITS
Exhibit Number	Description
1.1*	Form of Underwriting Agreement.

2.1
Agreement and Plan of Merger, dated as of February 24, 2021, by and among ICON plc, ICON US Holdings Inc., Indigo Merger Sub, Inc and PRA Health Sciences, Inc. (incorporated by reference to Exhibit 2.1 to the Form 20-F (file No. 333-08704) filed on February 23, 2024).

3.1	Description of the Constitution of ICON plc (incorporated by reference to Exhibit 3.1 to the Form 20-F (File No. 333-08704) filed on February 23, 2024).

4.1	Form of Indenture, among ICON Investments Six Designated Activity Company, ICON plc and Citibank, N.A., as trustee.

5.1	Opinion of Cahill Gordon & Reindel LLP, as to the legality of the debt securities.

5.2	Opinion of A&L Goodbody, Irish counsel to ICON plc, as to the legality of the debt securities.

22.1	List of Subsidiary Guarantors and Issuer of Guaranteed Debt Securities and Affiliates Whose Securities Collateralize Securities of ICON Investments Six Designated Activity Company.

23.1	Consent of KPMG, independent registered public accounting firm.

23.2	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1 above).

23.3	Consent of A&L Goodbody (included in Exhibit 5.2 above).

24.1	Powers of attorney (included on signature pages hereof).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Citibank, N.A. as Trustee with respect to Exhibit 4.1 above.

107	Filing Fee Table.
*	To be filed by amendment or incorporated by reference to a subsequently furnished Report on Form 6-K.

Item 10.	Undertakings
Each of the undersigned registrants hereby undertakes:
(1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to the registration statement;
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by each registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that each registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by each registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;
(5) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuers and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(6) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of ICON’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants, of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted against the registrants by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, ICON plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
ICON PLC

By:	/s/ Brendan Brennan
Brendan Brennan
Chief Financial Officer and Principal Accounting Officer
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Stephen Cutler and Diarmaid Cunningham, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Stephen Cutler	Director, Chief Executive Officer and Authorized Representative in the United States	April 26, 2024
Stephen Cutler
/s/ Ciaran Murray	Chairman and Director	April 26, 2024
Ciaran Murray
/s/ Rónán Murphy	Director	April 26, 2024
Rónán Murphy
/s/ Julie O’Neill	Director	April 26, 2024
Julie O’Neill
/s/ Eugene McCague	Director	April 26, 2024
Eugene McCague
/s/ John Climax	Director	April 26, 2024
John Climax
/s/ Joan Garahy	Director	April 26, 2024
Joan Garahy
/s/ Brendan Brennan	Chief Financial Officer and Principal Accounting Officer	April 26, 2024
Brendan Brennan
*By:	/s/ Stephen Cutler	April 26, 2024
Stephen Cutler, Attorney-in-Fact
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY

By:	/s/ Brendan Brennan
Brendan Brennan
Principal Executive Officer, Principal Financial Officer, and
Principal Accounting Officer
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Simon Hollywood	Director	April 26, 2024
Simon Hollywood

/s/ Diarmaid Cunningham	Director and Authorized Representative in the United States	April 26, 2024
Diarmaid Cunningham

/s/ Brendan Brennan	Director, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer	April 26, 2024
Brendan Brennan
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
ICON CLINICAL INTERNATIONAL UNLIMITED COMPANY
ICON CLINICAL RESEARCH PROPERTY DEVELOPMENT (IRELAND) LIMITED
ICON CLINICAL RESEARCH PROPERTY HOLDINGS (IRELAND) LIMITED
ICON HOLDINGS CLINICAL RESEARCH INTERNATIONAL LIMITED
ICON CLINICAL GLOBAL HOLDINGS UNLIMITED COMPANY
ICON OPERATIONAL FINANCING UNLIMITED COMPANY
ICON OPERATIONAL HOLDINGS UNLIMITED COMPANY

By:	/s/ Brendan Brennan
Brendan Brennan
Principal Executive Officer, Principal Financial Officer, and
Principal Accounting Officer
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Diarmaid Cunningham	Director and Authorized Representative in the United States	April 26, 2024
Diarmaid Cunningham

/s/ Brendan Brennan	Director, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer	April 26, 2024
Brendan Brennan
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
ICON CLINICAL RESEARCH LIMITED
ICON HOLDINGS UNLIMITED COMPANY
DOCS RESOURCING LIMITED

By:	/s/ Brendan Brennan
Brendan Brennan
Principal Executive Officer, Principal Financial Officer, and
Principal Accounting Officer
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Simon Hollywood	Director	April 26, 2024
Simon Hollywood

/s/ Diarmaid Cunningham	Director and Authorized Representative in the United States	April 26, 2024
Diarmaid Cunningham

/s/ Brendan Brennan	Director, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer	April 26, 2024
Brendan Brennan
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
ICON INVESTMENTS FOUR UNLIMITED COMPANY

By:	/s/ Brendan Brennan
Brendan Brennan
Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Simon Hollywood	Director	April 26, 2024
Simon Hollywood
/s/ Brendan Brennan	Director, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer	April 26, 2024
Brendan Brennan
/s/ Diarmaid Cunningham	Authorized Representative in the United States	April 26, 2024
Diarmaid Cunningham
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
ACCELLACARE LIMITED

By:	/s/ Alan Sheehan
Alan Sheehan
Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Clare O’Neill	Director	April 26, 2024
Clare O’Neill

/s/ Paul Talini	Director	April 26, 2024
Paul Talini

/s/ Diarmaid Cunningham	Authorized Representative in the United States	April 26, 2024
Diarmaid Cunningham

/s/ Alan Sheehan	Director, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer	April 26, 2024
Alan Sheehan
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
BEACON BIOSCIENCE, INC.
ACCELLACARE US INC.

By:	/s/ Diarmaid Cunningham
Diarmaid Cunningham
Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Diarmaid Cunningham	Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer	April 26, 2024
Diarmaid Cunningham

/s/ George McMillan	Director	April 26, 2024
George McMillan
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
ICON GLOBAL TREASURY UNLIMITED COMPANY

By:	/s/ Brendan Brennan
Brendan Brennan
Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Alan Sheehan	Director	April 26, 2024
Alan Sheehan

/s/ Diarmaid Cunningham	Authorized Representative in the United States	April 26, 2024
Diarmaid Cunningham

/s/ Brendan Brennan	Director, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer	April 26, 2024
Brendan Brennan
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
ICON US HOLDINGS INC.

By:	/s/ Brendan Brennan
Brendan Brennan
Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to suchney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Diarmaid Cunningham	Director	April 26, 2024
Diarmaid Cunningham

/s/ Brendan Brennan	Director, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer	April 26, 2024
Brendan Brennan

/s/ George McMillan	Director	April 26, 2024
George McMillan
* By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
ICON CLINICAL RESEARCH HOLDINGS (IRELAND) UNLIMITED COMPANY

By:	/s/ Diarmaid Cunningham
Diarmaid Cunningham
Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Alan Sheehan	Director	April 26, 2024
Alan Sheehan

/s/ Diarmaid Cunningham	Director, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer, Authorized Representative in the United States	April 26, 2024
Diarmaid Cunningham
* By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
ICON CLINICAL INVESTMENTS, LLC

By:	/s/ Emer Lyons
Emer Lyons
Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Manager of the Member, ICON Luxembourg S.à r.l
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Emer Lyons	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Manager of the Member, ICON Luxembourg S.à r.l	April 26, 2024
Emer Lyons
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
ICON LABORATORY SERVICES, INC.

By:	/s/ Diarmaid Cunningham
Diarmaid Cunningham
Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Diarmaid Cunningham	Director, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer	April 26, 2024
Diarmaid Cunningham

/s/ George McMillan	Director	April 26, 2024
George McMillan

/s/ James Miskel	Director	April 26, 2024
James Miskel
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
PRICESPECTIVE LLC

By:	/s/ Brendan Brennan
Brendan Brennan
Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Diarmaid Cunningham	Manager	April 26, 2024
Diarmaid Cunningham

/s/ Brendan Brennan	Manager, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer	April 26, 2024
Brendan Brennan
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
ICON EARLY PHASE SERVICES, LLC ICON CLINICAL RESEARCH LLC

By:	/s/ Brendan Brennan
Brendan Brennan
Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director of the Member, ICON US Holdings, Inc.
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Brendan Brennan	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director of the Member, ICON US Holdings, Inc.	April 26, 2024
Brendan Brennan
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
MOLECULARMD CORP.

By:	/s/ James Miskel
James Miskel
Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ James Miskel	Director, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer	April 26, 2024
James Miskel

/s/ George McMillan	Director	April 26, 2024
George McMillan
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
DOCS GLOBAL, INC.

By:	/s/ James Houlihan
James Houlihan
Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Debbie Gilmore	Director	April 26, 2024
Debbie Gilmore

/s/ James Houlihan	Director, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer	April 26, 2024
James Houlihan
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
ICON GOVERNMENT AND PUBLIC HEALTH SOLUTIONS, INC.

By:	/s/ Brendan Brennan
Brendan Brennan
Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Edward Wright	Director	April 26, 2024
Edward Wright

/s/ Diarmaid Cunningham	Director	April 26, 2024
Diarmaid Cunningham

/s/ Brendan Brennan	Director, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer	April 26, 2024
Brendan Brennan
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
CLINICAL RESOURCE NETWORK, LLC

By:	/s/ Brendan Brennan
Brendan Brennan
Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, and Director of the Member, CRN Holdings, LLC
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Brendan Brennan	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, and Director of the Member, CRN Holdings, LLC	April 26, 2024
Brendan Brennan
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
CRN HOLDINGS, LLC

By:	/s/ Brendan Brennan
Brendan Brennan
Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Simon Hollywood	Manager	April 26, 2024
Simon Hollywood

/s/ Brendan Brennan	Manager, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer	April 26, 2024
Brendan Brennan
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
RESEARCH PHARMACEUTICAL SERVICES, INC.

By:
/s/ Brendan Brennan
Brendan Brennan
Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Diarmaid Cunningham	Director	April 26, 2024
Diarmaid Cunningham

/s/ Brendan Brennan	Director, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer	April 26, 2024
Brendan Brennan
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
SOURCE HEALTHCARE ANALYTICS, LLC

By:	/s/ Brendan Brennan
Brendan Brennan
Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, and Director of the Member, Symphony Health Solutions Corporation
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Brendan Brennan	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, and Director of the Member, Symphony Health Solutions Corporation	April 26, 2024
Brendan Brennan
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
SYMPHONY HEALTH SOLUTIONS CORPORATION

By:	/s/ Brendan Brennan
Brendan Brennan
Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Diarmaid Cunningham	Director	April 26, 2024
Diarmaid Cunningham

/s/ Brendan Brennan	Director, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer	April 26, 2024
Brendan Brennan
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
PHARMACEUTICAL RESEARCH ASSOCIATES, INC.
PRA HEALTH SCIENCES, INC.
PRA HOLDINGS, INC.

By:	/s/ Brendan Brennan
Brendan Brennan
Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Diarmaid Cunningham	Director	April 26, 2024
Diarmaid Cunningham

/s/ Brendan Brennan	Director, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer	April 26, 2024
Brendan Brennan
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
PRA INTERNATIONAL, LLC
RPS GLOBAL HOLDINGS, LLC
RPS PARENT HOLDING LLC

By:	/s/ Brendan Brennan
Brendan Brennan
Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director of the Member, PRA Holdings, Inc.
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Brendan Brennan	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director of the Member, PRA Holdings, Inc.	April 26, 2024
Brendan Brennan
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
ROY RPS HOLDINGS LLC

By:	/s/ Brendan Brennan
Brendan Brennan
Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director of the Member, RPS Parent Holding LLC
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Brendan Brennan	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director of the Member, RPS Parent Holding LLC	April 26, 2024
Brendan Brennan
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on April 26, 2024.
ICON LUXEMBOURG S.À R.L.

By:	/s/ Emer Lyons
Emer Lyons
Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer
SIGNATURES & POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Diarmaid Cunningham the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Emer Lyons	Director, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer	April 26, 2024
Emer Lyons

/s/ Diarmaid Cunningham	Authorized Representative in the United States	April 26, 2024
Diarmaid Cunningham

/s/ Daniel Boone	Director	April 26, 2024
Daniel Boone

/s/ Peter Connolly	Director	April 26, 2024
Peter Connolly
*By:	/s/ Diarmaid Cunningham	April 26, 2024
Diarmaid Cunningham, Attorney-in-Fact